UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2015, Recro Pharma, Inc. (the “Company”), through its wholly-owned subsidiary, Recro Gainesville LLC (“Gainesville”), entered into an Amendment (the “Amendment”) to the Asset Transfer and License Agreement (the “Agreement”), dated April 10, 2015, between Alkermes Pharm Ireland Limited (“APIL”) and Gainesville (as successor to DV Technology LLC).

The Amendment provides that ownership of U.S. Patent No. 9,132,096, related to Zohydro ER and previously licensed to Gainesville under the Agreement (the “Transferred Patent”), and related applications are transferred to Gainesville. The Amendment also grants back to APIL a license under the Transferred Patent and related applications subject to certain limitations set forth in the Amendment and the Agreement.

The Transferred Patent is subject to two paragraph IV certifications, filed in November 2015 by Actavis plc (“Actavis”) and in December 2015 by Alvogen Pine Brook, Inc. (“Alvogen”), respectively. These certification notices allege that the Transferred Patent will not be infringed by Actavis’ or Alvogen’s proposed products, is invalid and/or is unenforceable. Under the Company’s license agreement with Pernix Therapeutics Holdings, Inc. (“Pernix”), the Company has the right to control the enforcement of patents and related proceedings involving Zohydro ER and any prospective generic entrant, and Pernix has the obligation to reimburse the Company for all reasonable costs of such actions. The Company intends to vigorously enforce the intellectual property rights relating to Zohydro ER and prosecute the Transferred Patent.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Amendment to Asset Transfer and License Agreement, dated December 23, 2015, between Alkermes Pharma Ireland Limited and Recro Gainesville LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment to Asset Transfer and License Agreement, dated December 23, 2015, between Alkermes Pharma Ireland Limited and Recro Gainesville LLC